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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement of Sun Communities, Inc. and Sun Communities Operating Limited Partnership on Form S-3 (File No. 333-14595) of our reports dated February 12, 2001 relating to the consolidated financial statements and financial statement schedule which appears in the Sun Communities Inc. Annual Report on Form 10-K/A for the year ended December 31, 2000 and appears in the Sun Communities Operating Limited Partnership Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such aforementioned registration statement.


PRICEWATERHOUSECOOPERS LLP


October 18, 2001